Exhibit 99.1

Inphi Corporation Announces Fourth Quarter and Full Year 2013 Results

Reports 9.4% Sequential Growth and Record Quarterly Revenues

SANTA CLARA, Calif., February 3, 2014 – Inphi Corporation (NYSE: IPHI), a leading provider of high-speed analog, mixed signal semiconductor solutions for the communications and computing markets, today announced results for its fourth quarter and full year ended December 31, 2013.

Marking a quarterly revenue record for Inphi, revenue for the fourth quarter of 2013 was $29.1 million, up 9.4% sequentially from $26.6 million reported for the third quarter of 2013. This was also up 27% year over year compared with $22.9 million for the fourth quarter of 2012.

Gross margin under U.S. generally accepted accounting principles (GAAP) for the fourth quarter of 2013 was 65.3% of revenue, compared with 64.3% of revenue for the fourth quarter of 2012.

GAAP net loss for the fourth quarter of 2013 was $1.3 million, or ($0.04), compared with a GAAP net loss of $16.6 million, or ($0.58) per diluted common share, for the fourth quarter of 2012.

Inphi established a full valuation allowance against its net deferred tax assets, which resulted in a one-time, non-cash charge of $14.6 million in the fourth quarter of 2012. The decision to establish the valuation allowance was based on an assessment made at the 2012 year-end that considered factors such as passage of new California tax law as well as projected taxable income. The establishment of a valuation allowance does not preclude Inphi from using its loss-carryforward, research and development tax credits and other deferred tax assets in the future.

Inphi reports gross margin, net income (loss), and earnings per share in accordance with GAAP and on a non-GAAP basis. A reconciliation of the GAAP to non-GAAP gross margin, net income, and earnings per share, as well as a description of the items excluded from the non-GAAP calculations, is included in the financial statements portion of this news release.

Gross margin on a non-GAAP basis for the fourth quarter of 2013 was 66.3% of revenue, compared with 65.4% of revenue for the fourth quarter of 2012.

Non-GAAP net income for the fourth quarter of 2013 was $2.4 million, or $0.08 per diluted share. This compared with non-GAAP net income of $1.0 million, or $0.03 per diluted share, for the fourth quarter of 2012.

“With a strong showing in the fourth quarter, we closed out a healthy 2013 – exceeding the $100 million threshold in revenue” said Ford Tamer, President and CEO of Inphi. “We are grateful for the hard work of our entire team – having delivered robust new products and strong technical support to our customers. We have also steadily improved our operating margin from breakeven for Q1 to more than 10% on a non GAAP basis for Q4. Turning to full-year 2014, we believe we are poised to deliver both accelerating revenue growth and improved operating margins, without compromising our long-term development opportunities.”

Full Year 2013 Results

For the year ended December 31, 2013, revenue was $102.7 million, compared with $91.2 million for 2012. GAAP net loss for 2013 was $13.2 million, or ($0.45) per diluted share, on approximately 29.5 million diluted weighted average common shares outstanding. This compared with GAAP net loss of $20.7 million, or ($0.73) per diluted share, on approximately 28.4 million diluted weighted average common shares outstanding for 2012.

Non GAAP net income for the year ended December 31, 2013 was $3.9 million, or approximately $0.12 per diluted share. This compared with non-GAAP net income of $5.0 million, or $0.17 per diluted share, for the year ended December 31, 2012.

Business Outlook

The following statements are based on our current expectations for the first quarter of 2014. These statements are forward looking and actual results may differ materially.

•	Revenues are expected to be up 3% – 10% sequentially for Q1 2014, resulting in a range of $30 million to $32 million.
•	Non-GAAP gross margin is expected to be approximately 65.5% – 66.5%.
•	Stock-based compensation expense is expected to be in the range of $4.4 million to $4.6 million.
•	GAAP results are expected to be a net loss in a range between $0.8 million to breakeven, or ($0.03) – breakeven per diluted share, on approximately 30.8 million basic shares outstanding.
•	Non-GAAP net income, excluding stock-based compensation expense, is expected to be in the range of $2.5 million to $3.4 million, or $0.08 – $0.10 per diluted share, on 32.6 million estimated fully diluted shares outstanding.

Quarterly Conference Call Today

Inphi plans to hold a conference call at 5:00 p.m. Eastern Time/2:00 p.m. Pacific Time today with Ford Tamer, President and Chief Executive Officer, and John Edmunds, Chief Financial Officer, to discuss fourth quarter and full year 2013 results.

The call can be accessed by dialing 866-318-8617; international callers should dial 617-399-5136, participant passcode: 91344969. Please dial-in ten minutes prior to the scheduled conference call time. A live and archived webcast of the call will be available on Inphi’s website at http://investors.inphi.com for up to 30 days after the call.

About Inphi

Inphi Corporation is a leading provider of high-speed mixed signal semiconductor solutions for the communications and computing markets. Inphi’s end-to-end data transport platform delivers high signal integrity at leading-edge data speeds, addressing performance and bandwidth bottlenecks in networks, from fiber to memory. Inphi’s solutions minimize latency in computing environments and enable the rollout of next- generation communications infrastructure. Inphi’s solutions provide a vital interface between analog signals and digital information in high-performance systems, such as telecommunications transport systems, enterprise networking equipment, enterprise and data center servers, and storage platforms. To learn more about Inphi, visit www.inphi.com.

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Cautionary Note Concerning Forward-Looking Statements

Statements in the press release and certain matters to be discussed on the fourth quarter of 2013 conference call regarding Inphi Corporation, which are not historical facts, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by terms such as outlook, believe, expect, may, will, provide, could, and should, and the negative of these terms or other similar expressions. These statements include statements relating to: our business outlook and current expectations for the first quarter of 2014, including our revenue, gross margin, stock-based compensation expense, operating performance, net income, earnings per share; expectations of our growth; expectations of economic trends and macroeconomic conditions; and benefits of using non-GAAP financial measures. These statements are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially from those anticipated as a result of various factors, including: the Company’s ability to sustain profitable operations due to its history of losses and accumulated deficit; dependence on a limited number of customers for a substantial portion of revenue and lack of long-term purchase commitments from our customers; product defects; risk related to intellectual property matters, lengthy sales cycle and competitive selection process; lengthy and expensive qualification processes; ability to develop new or enhanced products in a timely manner; development of the markets that the Company targets; market demand for the Company’s products; reliance on third parties to manufacture, assemble and test products; ability to compete; and other risks inherent in fabless semiconductor businesses. In addition, actual results could differ materially due to changes in tax rates or tax benefits available, changes in claims that may or may not be asserted, as well as changes in pending litigation. For a discussion of these and other related risks, please refer to Inphi Corporation’s recent SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2012, which are available on the SEC’s website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. Inphi Corporation undertakes no obligation to update forward-looking statements for any reason, except as required by law, even as new information becomes available or other events occur in the future.

Inphi, the Inphi logo and Think fast are registered trademarks of Inphi Corporation. All other trademarks used herein are the property of their respective owners.

Corporate Contact:

Kim Markle

Inphi

408-217-7329

kmarkle@inphi.com

INPHI CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands of dollars, except share and per share amounts)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
Revenue	$29,130	$22,935	$102,664	$91,206
Cost of revenue	10,114	8,194	37,095	32,684

Gross margin	19,016	14,741	65,569	58,522

Operating expenses:
Research and development	13,127	11,030	50,516	40,102
Sales and marketing	3,970	3,705	15,741	14,052
General and administrative	2,838	2,670	11,614	12,300

Total operating expenses	19,935	17,405	77,871	66,454

Income (loss) from operations	(919)	(2,664)	(12,302)	(7,932)
Other income	240	236	876	914

Income (loss) before income taxes	(679)	(2,428)	(11,426)	(7,018)
Provision (benefit) for income taxes	594	14,126	1,752	13,673

Net income (loss)	$(1,273)	$(16,554)	$(13,178)	$(20,691)

Earnings per share:
Basic	$(0.04)	$(0.58)	$(0.45)	$(0.73)

Diluted	$(0.04)	$(0.58)	$(0.45)	$(0.73)

Weighted-average shares used in computing earnings per share:
Basic	30,167,748	28,658,836	29,493,005	28,378,680
Diluted	30,167,748	28,658,836	29,493,005	28,378,680

The following table presents details of stock-based compensation expense included in each functional line item in the consolidated statements of operations above:

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
	(in thousands of dollars)
	(Unaudited)
Cost of revenue	$296	$197	$1,086	$726
Research and development	1,911	1,465	8,586	5,833
Sales and marketing	735	626	3,204	2,660
General and administrative	1,036	834	4,102	3,240

	$3,978	$3,122	$16,978	$12,459

INPHI CORPORATION

CONSOLIDATED BALANCE SHEETS

(in thousands of dollars)

(Unaudited)

	December 31, 2013	December 31, 2012
Assets
Current assets:
Cash and cash equivalents	$31,667	$30,161
Short-term investments in marketable securities	90,890	91,107
Accounts receivable, net	13,073	13,717
Inventories	6,767	4,894
Other current assets	3,700	4,518

Total current assets	146,097	144,397
Property and equipment, net	22,460	13,893
Goodwill	5,875	5,875
Deferred tax charge and other assets	7,910	5,909

Total assets	$182,342	$170,074

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$7,280	$6,888
Accrued expenses and other current liabilities	8,118	5,116
Deferred revenue	1,686	1,083

Total current liabilities	17,084	13,087
Other liabilities	5,865	4,022

Total liabilities	22,949	17,109

Stockholders’ equity:
Common Stock	30	29
Additional paid-in capital	225,007	205,269
Accumulated deficit	(66,582)	(53,404)
Accumulated other comprehensive income	938	1,071

Total stockholders’ equity	159,393	152,965

Total liabilities and stockholders’ equity	$182,342	$170,074

INPHI CORPORATION

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME

(in thousands of dollars, except share and per share amounts)

To supplement the audited financial data presented on a GAAP basis, the Company discloses certain non-GAAP financial measures, which exclude stock-based compensation, certain warranty, legal costs and other claims, abandoned office costs, accelerated depreciation of certain property and equipment associated with the facility to be abandoned and deferred tax asset valuation allowance. These non-GAAP financial measures are not in accordance with GAAP. These results should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures. The Company believes that its non-GAAP financial information provides useful information to management and investors regarding financial and business trends relating to its financial condition and results of operations; non-GAAP financial information excludes charges or benefits that management considers to be outside of the Company’s core operating results. The Company believes that the non-GAAP measures of gross margin, net income and earnings per share, in combination with the Company’s financial results calculated in accordance with GAAP, provide investors with additional perspective and a more meaningful understanding of the Company’s ongoing operating performance. In addition, the Company’s management uses these non-GAAP measures to review and assess the financial performance of the Company, to determine executive officer incentive compensation and to plan and forecast performance in future periods. The Company’s non-GAAP measurements are not prepared in accordance with GAAP and are not an alternative to GAAP financial information; these measurements may be calculated differently than non-GAAP financial information disclosed by other companies.

INPHI CORPORATION

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(in thousands of dollars, except share and per share amounts)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
GAAP net income (loss)	$(1,273)	$(16,554)	$(13,178)	$(20,691)
Adjusting items to GAAP net income (loss):
Operating expenses related to stock-based compensation expense, net of tax effect	2,908 (a)	2,857 (a)	11,622 (a)	9,699	(a)
Adjustment to revenue as a result of warranty claim	—	—	—	497	(b)
Legal expense and accrual of provisional costs	—	—	—	650	(c)
Abandoned office costs	—	—	100 (d)	—
Accelerated depreciation of certain property and equipment associated with the facility to be abandoned, net of tax effect	—	254 (e)	—	254	(e)
Valuation allowance and delta in interim period tax allocation from GAAP to non-GAAP	777 (f)	14,430 (f)	5,357 (f)	14,594	(f)

Non-GAAP net income	$2,412	$987	$3,901	$5,003

Shares used in computing non-GAAP basic earnings per share	30,167,748	28,658,836	29,493,005	28,378,680

Shares used in computing non-GAAP diluted earnings per share	31,978,798	29,892,186	31,291,561	29,784,635

Non-GAAP earnings per share:
Basic	$0.08	$0.03	$0.13	$0.18

Diluted	$0.08	$0.03	$0.12	$0.17

GAAP gross margin as a % of revenue	65.3%	64.3%	63.9%	64.2%
Stock-based compensation:
Cost of revenue	1.0%	0.9%	1.0%	0.8%
Accelerated depreciation of certain property and equipment associated with the facility to be abandoned	—	0.2%	—	—
Adjustment to revenue as a result of warranty claim	—	—	—	0.3%

Non-GAAP gross margin as a % of revenue	66.3%	65.4%	64.9%	65.3%

(a)	Reflects the stock-based compensation expense recorded relating to stock based awards. The Company excludes this item when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.
(b)	Reflects reduction in revenue as a result of warranty claim of a customer. The Company excludes this item when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.
(c)	Reflects legal expense and accrual of provisional costs with regard to employment and other related claims, net of insurance reimbursement. The Company excludes this item when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.
(d)	Reflects the cost of abandoned office space. The Company excludes this item when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.
(e)	Reflects the accelerated depreciation of certain property and equipment associated with the facility to be abandoned. The Company excludes this item when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.
(f)	Reflects the valuation allowance established against deferred tax assets, change in valuation allowance and delta in interim period tax allocation from GAAP to non-GAAP related to non-GAAP adjustments. The Company excludes this item when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

INPHI CORPORATION

RECONCILIATION OF GAAP TO NON-GAAP MEASURES - FIRST QUARTER 2014 GUIDANCE

(in thousands of dollars, except share and per share amounts)

(Unaudited)

	Three Months Ending March 31, 2014
	High	Low
Estimated GAAP net income (loss)	$(50)	$(800)
Adjusting items to estimated GAAP net income (loss):
Operating expenses related to stock-based compensation expense	4,600	4,400
Tax effect of stock-based compensation expense	(1,150)	(1,100)

Estimated non-GAAP net income	$3,400	$2,500

Shares used in computing estimated non-GAAP diluted earnings per share	32,600,000	32,600,000

Estimated non-GAAP diluted earnings per share	$0.10	$0.08